Exhibit 99.1

Contacts:
Media	Investors
Tom Fitzgerald	Mike Salop
720-332-4374	720-332-8276
tom.fitzgerald@westernunion.com	mike.salop@westernunion.com

Western Union Reports Third Quarter Results

GAAP Revenue Increases 6%, Constant Currency Revenue Increases 5%

EPS of $0.38, or $0.40 Excluding Restructuring Expenses

2011 Revenue Outlook Affirmed, EPS Moved to High End of Previous Range

Englewood, Colo., October 25, 2011 – The Western Union Company (NYSE: WU) today reported financial results for the 2011 third quarter.

Financial highlights for the quarter included:

•	Revenue of $1.4 billion, an increase of 6% compared to last year’s third quarter

•	Constant currency adjusted revenue increase of 5%

•

Operating margin of 25.7%, or 26.7% excluding restructuring expenses, compared to 26.4%, or 27.5% excluding restructuring expenses, in the prior year. Current quarter includes $5 million of costs related to the Travelex Global Business Payments acquisition

•	EPS of $0.38, or $0.40 excluding restructuring expenses, compared to $0.36 in the prior year, or $0.37 in the prior year excluding restructuring expenses

•	Year-to-date cash provided by operating activities of $883 million

•	Restructuring expenses of $14 million, or $10 million after-tax, related to organizational changes and other actions as previously disclosed by the Company

Additional highlights for the quarter included:

•	Consumer-to-consumer (C2C) revenue increase of 6% reported and 4% constant currency on transaction growth of 5%; C2C represented 84% of Company revenues

¡	Europe, Middle East, Africa and South Asia (EMEASA) region revenue increase of 5% on transaction growth of 3%

¡	Americas region revenue increase of 6% on transaction growth of 6%

¡	Asia Pacific (APAC) region revenue increase of 11% on transaction growth of 7%

¡	C2C operating margin of 29.0% compared to 29.9% in prior year

•	Global Business Payments revenue increase of 7%

¡	Consumer bill payments revenue increase of 2%

¡	Western Union Business Solutions (WUBS) revenue increase of 30%

¡	Global Business Payments operating margin of 17.7% compared to 15.1% in the prior year

•

Electronic channels revenue grew 40%. Electronic channels, which include westernunion.com, account based money transfer, and mobile money transfer, represented 3% of total Company revenue for the quarter

•	Prepaid cards in force of over 1.2 million, with retail distribution available at nearly 13,000 U.S. locations

•	Growth in agent locations to 485,000

•

Agreement to acquire Travelex Global Business Payments (TGBP), a leading specialist provider of international business payments, which enhances the Company’s position in one of its key strategic growth areas, business-to-business cross border payments. The acquisition is expected to close in the fourth quarter following receipt of all regulatory approvals

•	Share repurchases of $140 million (9 million shares at an average price of $16.18 per share) and dividends declared of $50 million in the quarter (dividends were paid on October 7)

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental table included with this press release.

Western Union President and Chief Executive Officer Hikmet Ersek commented, “Our business continues to demonstrate its resilience, with revenue growth in each of our major regions and businesses. Consumer-to-consumer trends remained solid, bill payments revenue grew for the second consecutive quarter, and business-to-business payments delivered very strong results, with reported revenue growth of 30%. We are on track to deliver our revenue and earnings per share outlook for the year.”

Ersek continued, “Our electronic channel strategic initiatives continue to move forward, with revenue growth of 40% in the quarter. We now have money transfer service available through over 30,000 ATMs in Europe and Asia, and have signed over 70 banks for account based money transfer, including most recently La Banque Postale in France.”

Ersek added, “In the quarter we also announced the formation of a new business unit structure to align with our key growth strategies. Global Consumer Financial Services consists of our core money transfer services and consumer bill payments and represents most of the Company’s revenues today. Western Union Business Solutions includes our existing business-to-business payments services, which will triple in size with the acquisition of Travelex Global Business Payments. Western Union Ventures will focus on developing new service offerings, which will help build deeper relationships with existing and new consumers. Currently, Ventures includes Westernunion.com, prepaid, and mobile money transfer, but we plan to introduce additional services over time. The business units are now in place, and we are very excited about the long-term opportunities available in each of these strategic areas.”

2011 Outlook

The Company affirms its full year 2011 revenue outlook provided on July 26th and has moved the EPS outlook to the higher end of its previous range. The Company expects the following full year 2011 results:

Revenue

•	Constant currency revenue growth in the range of +4% to +5%

•	GAAP revenue growth 1% higher than constant currency

The 2011 outlook does not include any revenue impact related to the TGBP acquisition, which remains on track to close in the fourth quarter.

EPS

•	GAAP EPS of $1.50 to $1.53 (previously $1.48 to $1.53)

•	EPS excluding restructuring charges of $1.55 to $1.58 (previously $1.53 to $1.58)

These EPS ranges include a negative $0.02 impact from TGBP deal costs.

Operating Margins

The Company’s GAAP operating margin continues to be projected at a range of 25% to 25.5%, or a range of 26% to 26.5% excluding restructuring charges. On a constant currency basis, excluding restructuring charges, the Company projects a full year operating margin of 26.5% to 27%, including the negative impact of TGBP deal costs. This compares to an operating margin of 26.2% in 2010, excluding restructuring charges.

Operating Cash Flow

The Company continues to expect GAAP cash flows from operating activities to be at the lower end of the range of $1.2 billion to $1.3 billion.

Non-GAAP Measures

Western Union presents a number of non-GAAP measurements because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. These non-GAAP measurements include revenue change constant currency adjusted, operating income margin and earnings per share excluding restructuring expenses, consumer-to-consumer segment revenue change constant currency adjusted, 2011 revenue outlook constant currency adjusted, 2011 operating income margin outlook restructuring and constant currency adjusted, 2011 earnings per share outlook restructuring adjusted, and additional measures found in the supplemental schedule included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s web site at www.westernunion.com.

Restructuring

Western Union incurred $14 million in restructuring expenses in the third quarter from previously announced actions. Approximately $3 million was included in cost of services and $11 million was included in selling, general, and administrative expense. The Company incurred $14 million in restructuring expenses in the third quarter of 2010.

For the 2010 full year, Western Union incurred $60 million in restructuring expenses from previously announced actions. Approximately $15 million was included in cost of services and $45 million was included in selling, general, and administrative expense.

The Company has recorded a total of $47 million of restructuring charges in 2011. The restructuring charges relate primarily to organizational changes designed to simplify business processes, move decision-making closer to the marketplace, and create operating efficiencies. The Company realized pre-tax savings from the initiatives of $8 million in 2010, and expects approximately $55 million of savings in 2011, and $70 million annualized beginning in 2012. Restructuring expenses are not reflected in segment operating results.

Restructuring expenses include expenses related to severance, outplacement and other related benefits; facility closure and migration of IT infrastructure; and other expenses related to relocation of various operations to new or existing Company facilities and third-party providers, including hiring, training, relocation, travel, and professional fees. Also included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs, and the acceleration of depreciation and amortization.

As of the end of the 2011 third quarter, all restructuring actions related to these previously announced programs have been completed and all related restructuring expenses have been recorded.

Currency

Constant currency results assume foreign revenues and expenses are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. Constant currency results also assume any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the U.S. dollar, net of the effect of foreign currency hedges, would have been consistent with the prior year. Additionally, the measurement assumes the impact of fluctuations in foreign currency derivatives not designated as hedges and the portion of fair value that is excluded from the measure of effectiveness for those contracts designated as hedges is consistent with the prior year.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call live via telephone, dial 866-783-2140 (U.S.) or +1-857-350-1599 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 20106214.

The conference call and accompanying slides will be available via webcast at http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A replay of the call will be available approximately two hours after the call ends through November 1, 2011, at 888-286-8010 (U.S.) or +1-617-801-6888 (outside the U.S.). The pass code is 71319402. A webcast replay will be available at http://ir.westernunion.com for the same time period.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

To listen to the conference call via telephone, dial 866-783-2140 (U.S.) or +1-857-350-1599 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 20106214.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as “expects,” “intends,” “anticipates,” “believes,” “estimates,” “guides,” “provides guidance,” “provides outlook” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. Readers of this press release by The Western Union Company (the “Company,” “Western Union,” “we,” “our” or “us”) should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the “Risk Factors” section and throughout the Annual Report on Form 10-K for the year ended December 31, 2010. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: changes in immigration laws, patterns and other factors related to migrants; our ability to adapt technology in response to changing industry and consumer needs or trends; our failure to develop and introduce new products, services and enhancements, and gain market acceptance of such products; the failure by us, our agents or subagents to comply with our business and technology standards and contract requirements or applicable laws and regulations, especially laws designed to prevent money laundering, terrorist financing and anti-competitive behavior, and/or changing regulatory or enforcement interpretations of those laws; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated there-under; changes in United States or foreign laws, rules and regulations including the Internal Revenue Code and governmental or judicial interpretations thereof; changes in general economic conditions and economic conditions in the regions and industries in which we operate; political conditions and related actions in the United States and abroad which may adversely affect our businesses and economic conditions as a whole; interruptions of United States government relations with countries in which we have or are implementing material agent contracts; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the realization of anticipated financial benefits from these acquisitions; changes in, and failure to manage effectively exposure to, foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; our ability to resolve tax matters with the Internal Revenue Service and other tax authorities consistent with our reserves; failure to comply with the settlement agreement with the State of Arizona; liabilities and unanticipated developments resulting from litigation and regulatory investigations and similar matters, including costs, expenses, settlements and judgments; failure to maintain sufficient amounts or types of regulatory capital to meet the changing requirements of our regulators worldwide; deterioration in consumers’ and clients’ confidence in our business, or in money transfer and payment service providers generally; failure to manage credit and fraud risks presented by our agents, clients and consumers or non-

performance by our banks, lenders, other financial services providers or insurers; any material breach of security of or interruptions in any of our systems; our ability to attract and retain qualified key employees and to manage our workforce successfully; our ability to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; failure to implement agent contracts according to schedule; adverse rating actions by credit rating agencies; failure to compete effectively in the money transfer industry with respect to global and niche or corridor money transfer providers, banks and other money transfer services providers, including telecommunications providers, card associations, card-based payment providers and electronic and internet providers; our ability to protect our brands and our other intellectual property rights; our failure to manage the potential both for patent protection and patent liability in the context of a rapidly developing legal framework for intellectual property protection; cessation of various services provided to us by third-party vendors; adverse movements and volatility in capital markets and other events which affect our liquidity, the liquidity of our agents or clients, or the value of, or our ability to recover our investments or amounts payable to us; decisions to downsize, sell or close units, or to transition operating activities from one location to another or to third parties, particularly transitions from the United States to other countries; changes in industry standards affecting our business; changes in accounting standards, rules and interpretations; significantly slower growth or declines in the money transfer market and other markets in which we operate; adverse consequences from our spin-off from First Data Corporation; decisions to change our business mix; catastrophic events; and management’s ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a leader in global payment services. Together with its Vigo, Orlandi Valuta, Pago Facil and Western Union Business Solutions branded payment services, Western Union provides consumers and businesses with fast, reliable and convenient ways to send and receive money around the world, to send payments and to purchase money orders. The Western Union, Vigo and Orlandi Valuta branded services are offered through a combined network of approximately 485,000 agent locations in 200 countries and territories. In 2010, The Western Union Company completed 214 million consumer-to-consumer transactions worldwide, moving $76 billion of principal between consumers, and 405 million business payments. For more information, visit www.westernunion.com.

WU-F, WU-G

THE WESTERN UNION COMPANY

KEY STATISTICS

(unaudited)

	Notes*	3Q10	4Q10	FY2010	1Q11	2Q11	3Q11	YTD 3Q11
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		1%	3%	2%	4%	7%	6%	6%
Consolidated revenues (constant currency) - YoY % change	a	3%	5%	3%	4%	5%	5%	5%
Agent locations		435,000	445,000	445,000	455,000	470,000	485,000	485,000

Consumer-to-Consumer Segment
Revenues (GAAP) - YoY % change		1%	3%	2%	5%	8%	6%	6%
Revenues (constant currency) - YoY % change	d	3%	5%	3%	5%	5%	4%	5%
Operating margin		29.9%	27.0%	28.4%	28.6%	28.6%	29.0%	28.7%

Transactions - (in millions)		54.91	56.17	213.74	52.84	56.31	57.64	166.79
Transactions - YoY % change		10%	9%	9%	7%	6%	5%	6%

Total Principal ($ - billions)		19.5	20.0	75.8	19.0	20.6	21.1	60.7
Principal per transaction ($ - dollars)		355	356	355	360	365	366	364
Principal per transaction - YoY % change		(4)%	(3)%	(2)%	1%	4%	3%	3%
Principal per transaction (constant currency) - YoY % change	e	(3)%	(1)%	(2)%	1%	0%	0%	0%

Cross-border Principal ($ - billions)		17.6	18.1	68.6	17.1	18.6	19.0	54.7
Cross-border Principal - YoY % change		4%	6%	6%	7%	10%	8%	8%
Cross-border Principal (constant currency) - YoY % change	f	6%	7%	6%	6%	6%	5%	6%

International revenues (GAAP) - YoY % change	m	2%	3%	3%	5%	8%	5%	6%
International revenues (constant currency) - YoY % change	g, m	4%	5%	4%	5%	5%	4%	4%
International transactions - YoY % change	m	7%	8%	8%	5%	5%	4%	5%
International principal per transaction ($ - dollars)	m	384	386	382	390	399	401	397
International principal per transaction - YoY % change	m	(3)%	(1)%	(1)%	2%	6%	4%	4%
International principal per transaction (constant currency) - YoY % change	h, m	(1)%	1%	(1)%	2%	1%	1%	1%

International revenues excl. US origination (GAAP) - YoY % change	n	1%	3%	3%	5%	10%	6%	7%
International revenues excl. US origination (constant currency) - YoY % change	i, n	4%	5%	4%	5%	5%	4%	5%
International transactions excl. US origination - YoY % change	n	7%	8%	8%	6%	6%	5%	6%

EMEASA region revenues - YoY % change	o, p	(2)%	(1)%	0%	2%	8%	5%	5%
EMEASA region transactions - YoY % change	o, p	5%	6%	5%	4%	4%	3%	4%
EMEASA region operating margin**	o, p			28.4%

India revenues - YoY % change	q	2%	8%	5%	8%	11%	13%	11%
India transactions - YoY % change	q	2%	6%	4%	6%	8%	11%	8%

THE WESTERN UNION COMPANY

KEY STATISTICS

(unaudited)

	Notes*	3Q10	4Q10	FY2010	1Q11	2Q11	3Q11	YTD 3Q11
Americas region revenues - YoY % change	o, r	2%	7%	2%	6%	5%	6%	6%
Americas region transactions - YoY % change	o, r	13%	11%	11%	8%	7%	6%	7%
Americas region operating margin**	o, r			28.2%

Domestic revenues - YoY % change	s	(6)%	7%	(6)%	8%	9%	9%	8%
Domestic transactions - YoY % change	s	35%	29%	28%	21%	19%	14%	18%

Mexico revenues - YoY % change	t	(1)%	3%	0%	1%	1%	5%	2%
Mexico transactions - YoY % change	t	2%	3%	2%	1%	(1)%	2%	0%

APAC region revenues - YoY % change	o, u	12%	14%	13%	14%	16%	11%	13%
APAC region transactions - YoY % change	o, u	15%	14%	14%	11%	12%	7%	10%
APAC region operating margin**	o, u			28.7%

China revenues - YoY % change	v	6%	6%	10%	12%	13%	5%	10%
China transactions - YoY % change	v	6%	7%	7%	5%	7%	4%	6%

Electronic channels revenues - YoY % change	w	10%	19%	14%	24%	39%	40%	34%

Global Business Payments Segment
Revenues - YoY % change		5%	0%	4%	0%	4%	7%	4%
Operating margin		15.1%	13.3%	17.0%	16.5%	19.9%	17.7%	18.0%
Transactions - in millions		103.4	105.3	404.9	105.9	105.6	108.0	319.5
Transactions - YoY % change		(2)%	6%	(2)%	8%	8%	4%	7%
Bill Payments revenues - YoY % change	x	(7)%	(5)%	(8)%	(2)%	2%	2%	1%
Business Solutions revenues - YoY % change	y	N/A	32%	N/A	13%	14%	30%	19%

% of Total Company Revenue
Consumer-to-Consumer segment revenues		85%	85%	84%	84%	84%	84%	84%
EMEASA region revenues	o, p	44%	44%	44%	43%	43%	44%	43%
Americas region revenues	o, r	32%	32%	31%	32%	32%	31%	32%
APAC region revenues	o, u	9%	9%	9%	9%	9%	9%	9%
Mexico revenues	t	6%	5%	6%	5%	6%	6%	6%
India & China revenues	z	7%	7%	7%	8%	8%	8%	8%
Electronic channels revenues	w	2%	2%	2%	3%	3%	3%	3%
Global Business Payments segment revenues		13%	13%	14%	14%	14%	14%	14%
Bill Payments revenues	x	11%	11%	12%	12%	12%	12%	12%
Business Solutions revenues	y	2%	2%	2%	2%	2%	2%	2%
Prepaid revenues	aa	1%	0%	0%	1%	1%	1%	1%
Marketing expense	bb	3.7%	5.0%	4.1%	3.4%	4.1%	4.5%	4.0%

*	See page 13 of the press release for the applicable Note references and the reconciliation of non-GAAP measures.
**	Regional operating margins are provided on an annual basis only.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Revenues:
Transaction fees	$1,083.2	$1,036.1	5%	$3,138.2	$2,997.3	5%
Foreign exchange revenues	294.2	263.1	12%	829.5	750.5	11%
Other revenues	33.4	30.4	10%	92.4	87.9	5%

Total revenues	1,410.8	1,329.6	6%	4,060.1	3,835.7	6%

Expenses:
Cost of services (a)	800.0	752.6	6%	2,309.6	2,194.9	5%
Selling, general and administrative (b)	247.8	225.8	10%	723.9	662.8	9%

Total expenses	1,047.8	978.4	7%	3,033.5	2,857.7	6%

Operating income	363.0	351.2	3%	1,026.6	978.0	5%

Other income/(expense):
Interest income	1.1	0.5	(d )	3.6	1.9	89%
Interest expense	(46.7)	(44.8)	4%	(134.3)	(124.7)	8%
Derivative gains/(losses), net	(5.3)	1.0	(d )	(4.7)	0.8	(d )
Other income, net (c)	1.8	0.7	(d )	30.8	0.9	(d )

Total other expense, net	(49.1)	(42.6)	15%	(104.6)	(121.1)	(14)%

Income before income taxes	313.9	308.6	2%	922.0	856.9	8%
Provision for income taxes	74.2	70.2	6%	208.9	189.6	10%

Net income	$239.7	$238.4	1%	$713.1	$667.3	7%

Earnings per share:
Basic	$0.38	$0.36	6%	$1.12	$1.00	12%
Diluted	$0.38	$0.36	6%	$1.12	$0.99	13%

Weighted-average shares outstanding:
Basic	624.9	659.1		634.3	670.1
Diluted	627.1	661.3		638.3	672.4

(a)	Cost of services includes restructuring and related expenses of $3 million and $11 million for the three and nine months ended September 30, 2011, respectively, and $5 million and $14 million for the three and nine months ended September 30, 2010, respectively.
(b)	Selling, general and administrative includes restructuring and related expenses of $11 million and $36 million for the three and nine months ended September 30, 2011, respectively, and $9 million and $35 million for the three and nine months ended September 30, 2010, respectively.
(c)	Other income, net for the nine months ended September 30, 2011 includes a gain of $29 million for the revaluation of the Company’s 30% equity interest in Angelo Costa S.r.l. to fair value.
(d)	Calculation not meaningful.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents (a)	$2,671.1	$2,157.4
Settlement assets	2,757.0	2,635.2
Property and equipment, net of accumulated depreciation of $416.8 and $383.6, respectively	193.5	196.5
Goodwill	2,325.8	2,151.7
Other intangible assets, net of accumulated amortization of $489.5 and $441.2, respectively	488.1	438.0
Other assets	384.2	350.4

Total assets	$8,819.7	$7,929.2

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued liabilities	$567.5	$520.4
Settlement obligations	2,757.0	2,635.2
Income taxes payable	480.1	356.6
Deferred tax liability, net	294.6	289.9
Borrowings	3,982.8	3,289.9
Other liabilities	235.8	254.5

Total liabilities	8,317.8	7,346.5

Stockholders’ equity:
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 619.1 shares and 654.0 shares issued and outstanding at September 30, 2011, and December 31, 2010, respectively	6.2	6.5
Capital surplus	233.1	117.4
Retained earnings	357.3	591.6
Accumulated other comprehensive loss	(94.7)	(132.8)

Total stockholders’ equity	501.9	582.7

Total liabilities and stockholders’ equity	$8,819.7	$7,929.2

(a)	Approximately $1,514 million and $1,250 million was held by entities outside of the United States at September 30, 2011 and December 31, 2010, respectively.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Nine Months Ended September 30,
	2011	2010
Cash Flows From Operating Activities
Net income	$713.1	$667.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	45.1	46.0
Amortization	92.1	84.5
Stock compensation expense	22.4	29.2
Gain on revaluation of equity interest	(29.4)	—
Other non-cash items, net	(0.4)	(10.2)
Increase/(decrease) in cash, excluding the effects of acquisitions, resulting from changes in:
Other assets	1.2	49.4
Accounts payable and accrued liabilities	(9.8)	29.9
Income taxes payable (a)	99.7	(153.5)
Other liabilities	(51.2)	(32.7)

Net cash provided by operating activities	882.8	709.9

Cash Flows From Investing Activities
Capitalization of contract costs	(76.3)	(27.5)
Capitalization of purchased and developed software	(8.6)	(23.2)
Purchases of property and equipment	(39.4)	(37.1)
Acquisition of businesses	(136.9)	(2.3)
Repayments of notes receivable issued to agents	—	16.9

Net cash used in investing activities	(261.2)	(73.2)

Cash Flows From Financing Activities
Proceeds from exercise of options	94.2	19.0
Cash dividends paid	(95.0)	(80.1)
Common stock repurchased	(803.9)	(511.2)
Net proceeds from issuance of borrowings	696.8	247.1

Net cash used in financing activities	(107.9)	(325.2)

Net change in cash and cash equivalents	513.7	311.5
Cash and cash equivalents at beginning of period	2,157.4	1,685.2

Cash and cash equivalents at end of period	$2,671.1	$1,996.7

(a)	The Company made a $250 million refundable tax deposit with the IRS in the first quarter of 2010.

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	Change	2011	2010	Change
Revenues:
Consumer-to-Consumer:
Transaction fees	$922.2	$881.1	5%	$2,660.0	$2,531.1	5%
Foreign exchange revenues	257.2	235.4	9%	730.0	667.3	9%
Other revenues	13.9	11.8	18%	36.5	33.2	10%

Total Consumer-to-Consumer:	1,193.3	1,128.3	6%	3,426.5	3,231.6	6%

Global Business Payments:
Transaction fees	147.7	143.9	3%	438.6	434.3	1%
Foreign exchange revenues	37.0	27.7	34%	99.5	83.2	20%
Other revenues	6.8	7.6	(11)%	22.2	22.8	(3)%

Total Global Business Payments:	191.5	179.2	7%	560.3	540.3	4%

Total Other:	26.0	22.1	18%	73.3	63.8	15%

Total consolidated revenues	$1,410.8	$1,329.6	6%	$4,060.1	$3,835.7	6%

Operating income/(loss):
Consumer-to-Consumer	$346.3	$337.4	3%	$984.7	$932.5	6%
Global Business Payments	33.8	27.0	25%	101.1	98.4	3%
Other (a)	(3.2)	0.8	(c )	(12.4)	(4.4)	(c )

Total segment operating income	376.9	365.2	3%	1,073.4	1,026.5	5%
Restructuring and related expenses (b)	(13.9)	(14.0)	(1)%	(46.8)	(48.5)	(4)%

Total consolidated operating income	$363.0	$351.2	3%	$1,026.6	$978.0	5%

Operating income/(loss) margin:
Consumer-to-Consumer	29.0%	29.9%	(0.9)%	28.7%	28.9%	(0.2)%
Global Business Payments	17.7%	15.1%	2.6%	18.0%	18.2%	(0.2)%
Total consolidated operating income margin	25.7%	26.4%	(0.7)%	25.3%	25.5%	(0.2)%

Depreciation and amortization:
Consumer-to-Consumer	$36.1	$33.6	7%	$104.4	$96.7	8%
Global Business Payments	8.7	8.9	(2)%	28.0	26.8	4%
Other	1.1	2.1	(48)%	3.5	6.6	(47)%

Total segment depreciation and amortization	45.9	44.6	3%	135.9	130.1	4%
Restructuring and related expenses (b)	—	0.3	(c )	1.3	0.4	(c )

Total consolidated depreciation and amortization	$45.9	$44.9	2%	$137.2	$130.5	5%

(a)	Total other operating loss includes costs related to the Travelex Global Business Payments acquisition of $5 million and $11 million for the three and nine months ended September 30, 2011, respectively.
(b)	Restructuring expenses are excluded from the measurement of segment operating profit provided to the Chief Operating Decision Maker for purposes of assessing segment performance and decision making with respect to resource allocation.
(c)	Calculation not meaningful.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(unaudited)

Western Union’s management believes the non-GAAP measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included below.

All adjusted year-over-year changes were calculated using prior year reported amounts.

		3Q10	4Q10	FY2010	1Q11	2Q11	3Q11	YTD 3Q11
Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,329.6	$1,357.0	$5,192.7	$1,283.0	$1,366.3	$1,410.8	$4,060.1
	Foreign currency translation impact (j)	22.2	18.5	36.8	2.3	(32.5)	(18.2)	(48.4)

	Revenues, constant currency adjusted	$1,351.8	$1,375.5	$5,229.5	$1,285.3	$1,333.8	$1,392.6	$4,011.7

	Prior year revenues, as reported (GAAP)	$1,314.1	$1,314.0	$5,083.6	$1,232.7	$1,273.4	$1,329.6	$3,835.7
	Revenue change, as reported (GAAP)	1%	3%	2%	4%	7%	6%	6%
	Revenue change, constant currency adjusted	3%	5%	3%	4%	5%	5%	5%

(b)	Operating income, as reported (GAAP)	$351.2	$322.1	$1,300.1	$312.9	$350.7	$363.0	$1,026.6
	Reversal of restructuring and related expenses (k)	14.0	11.0	59.5	24.0	8.9	13.9	46.8

	Operating income, excluding restructuring	$365.2	$333.1	$1,359.6	$336.9	$359.6	$376.9	$1,073.4

	Operating income margin, as reported (GAAP)	26.4%	23.7%	25.0%	24.4%	25.7%	25.7%	25.3%
	Operating income margin, excluding restructuring	27.5%	24.5%	26.2%	26.3%	26.3%	26.7%	26.4%

(c)	Net income, as reported (GAAP)	$238.4	$242.6	$909.9	$210.2	$263.2	$239.7	$713.1
	Reversal of restructuring and related expenses, net of income tax benefit (k)	9.5	7.4	39.3	16.4	5.9	9.7	32.0

	Net income, restructuring adjusted, net of income tax	$247.9	$250.0	$949.2	$226.6	$269.1	$249.4	$745.1

	Diluted earnings per share (“EPS”), as reported (GAAP) ($ - dollars)	$0.36	$0.37	$1.36	$0.32	$0.41	$0.38	$1.12
	Impact from restructuring and related expenses, net of income tax benefit (k) ($ - dollars)	0.01	0.01	0.06	0.03	0.01	0.02	0.05

	Diluted EPS, restructuring adjusted ($ - dollars)	$0.37	$0.38	$1.42	$0.35	$0.42	$0.40	$1.17

	Diluted weighted-average shares outstanding	661.3	658.4	668.9	652.1	635.8	627.1	638.3

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(unaudited)

		3Q10	4Q10	FY2010	1Q11	2Q11	3Q11	YTD 3Q11
Consumer-to-Consumer Segment
(d)	Revenues, as reported (GAAP)	$1,128.3	$1,151.8	$4,383.4	$1,078.1	$1,155.1	$1,193.3	$3,426.5
	Foreign currency translation impact (j)	21.2	18.0	32.3	2.2	(31.4)	(17.9)	(47.1)

	Revenues, constant currency adjusted	$1,149.5	$1,169.8	$4,415.7	$1,080.3	$1,123.7	$1,175.4	$3,379.4

	Prior year revenues, as reported (GAAP)	$1,117.8	$1,113.7	$4,300.7	$1,030.2	$1,073.1	$1,128.3	$3,231.6
	Revenue change, as reported (GAAP)	1%	3%	2%	5%	8%	6%	6%
	Revenue change, constant currency adjusted	3%	5%	3%	5%	5%	4%	5%

(e)	Principal per transaction, as reported ($ - dollars)	$355	$356	$355	$360	$365	$366	$364
	Foreign currency translation impact (j) ($ - dollars)	7	5	1	(1)	(14)	(11)	(9)

	Principal per transaction, constant currency adjusted ($ - dollars)	$362	$361	$356	$359	$351	$355	$355

	Prior year principal per transaction, as reported ($ - dollars)	$371	$365	$363	$357	$351	$355	$354
	Principal per transaction change, as reported	(4)%	(3)%	(2)%	1%	4%	3%	3%
	Principal per transaction change, constant currency adjusted	(3)%	(1)%	(2)%	1%	0%	0%	0%

(f)	Cross-border principal, as reported ($ - billions)	$17.6	$18.1	$68.6	$17.1	$18.6	$19.0	$54.7
	Foreign currency translation impact (j) ($ - billions)	0.4	0.3	0.3	—	(0.8)	(0.6)	(1.4)

	Cross-border principal, constant currency adjusted ($ - billions)	$18.0	$18.4	$68.9	$17.1	$17.8	$18.4	$53.3

	Prior year cross-border principal, as reported ($ - billions)	$17.0	$17.1	$65.0	$16.1	$16.8	$17.6	$50.5
	Cross-border principal change, as reported	4%	6%	6%	7%	10%	8%	8%
	Cross-border principal change, constant currency adjusted	6%	7%	6%	6%	6%	5%	6%

(g)	International revenues, as reported (GAAP)	$944.0	$972.4	$3,669.2	$901.7	$962.9	$995.7	$2,860.3
	Foreign currency translation impact (j)	21.7	18.4	35.0	2.6	(30.7)	(17.4)	(45.5)

	International revenues, constant currency adjusted	$965.7	$990.8	$3,704.2	$904.3	$932.2	$978.3	$2,814.8

	Prior year international revenues, as reported (GAAP)	$926.5	$943.4	$3,559.7	$862.0	$890.8	$944.0	$2,696.8
	International revenue change, as reported (GAAP)	2%	3%	3%	5%	8%	5%	6%
	International revenue change, constant currency adjusted	4%	5%	4%	5%	5%	4%	4%

(h)	International principal per transaction, as reported ($ - dollars)	$384	$386	$382	$390	$399	$401	$397
	Foreign currency translation impact (j) ($ - dollars)	8	7	2	(2)	(18)	(13)	(11)

	International principal per transaction, constant currency adjusted ($ - dollars)	$392	$393	$384	$388	$381	$388	$386

	Prior year international principal per transaction, as reported ($ - dollars)	$395	$390	$386	$381	$376	$384	$380
	International principal per transaction change, as reported	(3)%	(1)%	(1)%	2%	6%	4%	4%
	International principal per transaction change, constant currency adjusted	(1)%	1%	(1)%	2%	1%	1%	1%

(i)	International excl. US origination revenues, as reported (GAAP)	$774.3	$797.6	$2,990.9	$732.2	$788.6	$822.2	$2,343.0
	Foreign currency translation impact (j)	21.7	18.4	35.0	2.6	(30.7)	(17.4)	(45.5)

	International excl. US origination revenues, constant currency adjusted	$796.0	$816.0	$3,025.9	$734.8	$757.9	$804.8	$2,297.5

	Prior year international excl. US origination revenues, as reported (GAAP)	$765.5	$778.0	$2,910.8	$699.8	$719.2	$774.3	$2,193.3
	International excl. US origination revenue change, as reported (GAAP)	1%	3%	3%	5%	10%	6%	7%
	International excl. US origination revenue change, constant currency adjusted	4%	5%	4%	5%	5%	4%	5%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(unaudited)

2011 Revenue Outlook	Range
Revenue change (GAAP)	5%	6%
Foreign currency translation impact (l)	(1)%	(1)%

Revenue change, constant currency adjusted	4%	5%

2011 Operating Income Margin Outlook	Range
Operating income margin (GAAP)	25.0%	25.5%
Impact from restructuring and related expenses (k)	1.0%	1.0%

Operating income margin, restructuring adjusted	26.0%	26.5%
Foreign currency translation impact (l)	0.5%	0.5%

Operating income margin, restructuring and constant currency adjusted	26.5%	27.0%

2011 EPS Outlook	Range
EPS guidance (GAAP) ($ - dollars)	$1.50	$1.53
Impact from restructuring and related expenses, net of income tax benefit (k) ($ - dollars)	0.05	0.05

EPS guidance, restructuring adjusted ($ - dollars)	$1.55	$1.58

Non-GAAP related notes:

(j)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

(k)	Restructuring and related expenses consist of direct and incremental expenses including the impact from fluctuations in exchange rates associated with restructuring and related activities, consisting of severance, outplacement and other related benefits; facility closure and migration of the Company’s IT infrastructure; and other expenses related to the relocation of various operations to new or existing Company facilities and third-party providers, including hiring, training, relocation, travel, and professional fees. Also included in the facility closure expenses are non-cash expenses related to fixed asset and leasehold improvement write-offs and the acceleration of depreciation and amortization. Restructuring and related expenses were not allocated to the segments.

(l)	Represents the estimated impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any estimated benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(unaudited)

Other notes:

(m)	Represents transactions between and within foreign countries (excluding Canada and Mexico), transactions originated in the United States or Canada and paid elsewhere, and transactions originated outside the United States or Canada and paid in the United States or Canada. Excludes all transactions between or within the United States and Canada and all transactions to and from Mexico as reflected in (s) and (t) below.

(n)	Represents transactions between and within foreign countries (excluding Canada and Mexico). Excludes all transactions originated in the United States and all transactions to and from Mexico as reflected in (s) and (t) below.

(o)	Geographic split is determined based upon the region where the money transfer is initiated and the region where the money transfer is paid, with each transaction and the related revenue being split 50% between the two regions. For those money transfer transactions that are initiated and paid in the same region, 100% of the revenue is attributed to that region.

(p)	Represents the Europe, Middle East, Africa and South Asia region of our consumer-to-consumer segment, including India.

(q)	Represents all transactions to and from India.

(r)	Represents the Americas region of our consumer-to-consumer segment, which includes North America, Latin America, the Caribbean and South America.

(s)	Represents all transactions between and within the United States and Canada.

(t)	Represents all transactions to and from Mexico.

(u)	Represents the Asia Pacific region of our consumer-to-consumer segment.

(v)	Represents all transactions to and from China.

(w)	Represents revenue generated from electronic channels, which include westernunion.com, account based money transfer, and mobile money transfer.

(x)	Represents revenue from the Company’s Bill Payments services, which allow consumers to make payments to a variety of organizations including utilities, auto finance companies, mortgage servicers, financial service providers, government agencies and other businesses. This revenue is included within the Global Business Payments segment.

(y)	Represents revenue from the Company’s Business Solutions services, which facilitate cross-border, cross-currency business-to-business payment transactions. This revenue is included within the Global Business Payments segment.

(z)	Represents all transactions to and from India and China.

(aa)	Represents revenue from prepaid services. This revenue is included within the Other segment.

(bb)	Marketing expense includes advertising, events, loyalty programs and the cost of employees dedicated to marketing activities.